Exhibit 2

2015 First Quarter Results Ended March 31, 2015 May 13, 2015

Agenda 2 Marco Sala, CEO, International Game Technology PLC Strategic Update 1 Alberto Fornaro, CFO, International Game Technology PLC Q1’15 Results 2 Q&A 3

Cautionary Statement Regarding Forward-Looking Statements 3 This communication may contain forward-looking statements (including within the meaning of the Private Securities Litigation Reform Act of 1995) concerning IGT and other matters. These statements may discuss goals, intentions, projections and expectations as to future plans, strategies, strengths, trends, events, results of operations or financial condition, revenue, income, earnings (or loss) per share, capital expenditures, dividends, capital structure or other financial items, or otherwise, based on current beliefs of the management of IGT as well as assumptions made by, and information currently available to, such management Forward-looking statements may be accompanied by words such as “aim,” “anticipate,” “believe,” “plan,” “could,” “would,” “should,”, “shall”, “continue”, “estimate,” “expect,” “forecast,” “future,” “guidance,” “intend,” “may,” “will,” “possible,” “potential,” “predict,” “project” or the negative or other variations of them. These forward-looking statements are subject to various risks and uncertainties, many of which are outside IGT’s control. Should one or more of these risks or uncertainties materialize, or should any of the underlying assumptions prove incorrect, actual results may differ materially from those predicted in the forward-looking statements and from past results, performance or achievements. Therefore, you should not place undue reliance on such statements. Factors that could cause actual results to differ materially from those in the forward-looking statements include (but are not limited to) risks that the businesses of Legacy IGT and GTECH S.p.A. will not be integrated successfully, following the recent completion of their business combination, or that the combined companies will not realize estimated cost savings, value of certain tax assets, synergies, growth or other anticipated benefits or that such benefits may take longer to realize than expected; risks relating to unanticipated costs of integration of the two companies; reductions in customer spending; a slowdown in customer payments and changes in customer demand for products and services; unanticipated changes relating to competitive factors in the industries in which the company operates; ability to hire and retain key personnel; the potential impact of the consummation of the business combination on relationships with third parties, including customers, employees and competitors; ability to attract new customers and retain existing customers in the manner anticipated; reliance on and integration of information technology systems; changes in legislation or governmental regulations affecting the company; international, national or local economic, social or political conditions that could adversely affect the company or its customers; conditions in the credit markets; risks associated with assumptions the company makes in connection with its critical accounting estimates; the resolution of pending legal proceedings and investigations; and the company’s international operations, which are subject to the risks of currency fluctuations and foreign exchange controls. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties that affect the company’s business, including those described in IGT's registration statement on Form F-4 and other documents filed from time to time with the Securities and Exchange Commission (the “SEC”). Forward-looking statements speak only as of the date on which such statements are made, Except as required under applicable law, the company does not assume any obligation to update these forward-looking statements. Nothing in this announcement is intended, or is to be construed, as a profit forecast or to be interpreted to mean that earnings per IGT share for the current or any future financial years will necessarily match or exceed the historical published earnings per IGT share, as applicable. All forward-looking statements contained in this communication are qualified in their entirety by this cautionary statement. All subsequent written or oral forward-looking statements attributable to IGT, or persons acting on its behalf, are expressly qualified in its entirety by the cautionary statements contained throughout this communication. Presentation of Financial Information The financial results contained herein are for GTECH S.p.A. operations and are presented under International Financial Reporting Standards (“IFRS”).

Strategic Update

5 Solid GTECH performance Global lottery growth, strong gaming machine performance EBITDA near all-time high Portfolio diversity and operational discipline Good growth in the Americas Stability in International operations Strong Lotto growth in Italy; sports betting weighed on results Successful completion of transformative IGT transaction; integration and synergy planning on track New organizational structure Revitalization of R&D capabilities Rationalization of industrial footprint Non-strategic asset sales Customers and employees excited about the new IGT Strategic Update

Q1’15 Results for GTECH Operations

Q1’15 Financial Highlights 7 * Q1’15 adjusted results remove impact of IGT acquisition costs (see appendix for details) * * -6% +3% € M 181 170 149 Q1'14 Q1'15 Excl. One-offs Q1'15 As Reported Operating Income 2,585 2,563 3,158 12/31/14 3/31/15 Excl. One-offs 3/31/15 As Reported Net Financial Position 296 296 Q1'14 Q1'15 As Reported EBITDA 781 808 Q1'14 Q1'15 As Reported Revenues

Q1’15 Americas Highlights

€ M except Gaming units

Business Drivers

Lottery Same-Store Revenues	Q1'15	Q1'14	% Chg.
Instants & Draw Games	121	115	4.3%
Multistate (PB/MM)	19	18	8.8%
Total	**140**	**133**	**4.9%**
Gaming Machines			
Total Units Shipped & Sold	1,380	1,616	-14.6%
NA Casino Participation (Installed Units)	2,567	1,883	36.3%

Revenues


244
7
(2)
3
3
255
(5)
51
301
Q1 '14
Same Store
Prd. Sls.
Wins
Other
Pass Through
FX
Q1 '15

Operating Income


31
5
-
1
-
37
9
46
Q1 '14
Same Store
Prd. Sls.
Wins
Other
Excl. FX
FX
Q1 '15

Developments

- 5% Lottery same-store revenue growth supported by broad based strength across instants, draw games and jackpots
- Growth in gaming machine product sales offsets lower lottery product sales (significant deliveries in PA and CA in Q1’14)
- Strong demand for new games, especially Sphinx 3D and Zuma
- Gaming machine unit shipments down from high comps, boosted by Canada last year

8

Q1’15 International Highlights 9 11% increase in Lottery same-store revenues driven by strong instant ticket growth in the UK and jackpot activity in Eastern Europe Lower machine gaming product sales mitigated by growth in lottery product sales (New Zealand) Expect roll out of Greek VLTs to support revenue growth in the second half of 2015 Developments Operating Income Revenues Business Drivers € M except Gaming units Lottery Same-Store Revenues Q1'15 Q1'14 % Chg. Instants & Draw Games 22 19 12.1% EuroMillions 3 3 5.9% Total 25 22 11.4% Gaming Machines Total Units Shipped & Sold 323 337 -4.2%

10 Operating Income Revenues Business Drivers Double-digit growth in Lotto wagers; significant pickup in late numbers Sports betting revenues down on sharp increase in payout, in line with industry average Machine gaming revenues impacted by Stability Law implementation € M except machines installed Q1’15 Italy Highlights Developments Wagers Q1'15 Q1'14 % Chg. Lottery Wagers 4,119 4,045 1.8% Scratch & Win Wagers 2,302 2,476 -7.0% Lotto Wagers 1,817 1,569 15.8% Late Numbers 105 60 75.8% Machine Gaming Wagers 2,503 2,638 -5.1% Machines Installed – AWP 64.7K 69.5K -6.9% Machines Installed – VLT 11.0K 10.6K 3.9% Sports Betting Wagers 257 251 2.0% Interactive Wagers 474 479 -1.0%

Q1’15 Financial Highlights 11 * * * * Q1’15 adjusted results remove impact of IGT acquisition costs (see appendix for details) € M 181 170 149 Q1'14 Q1'15 Excl. One-offs Q1'15 As Reported Operating Income 41 40 81 Q1'14 Q1'15 Excl. One-offs Q1'15 As Reported Interest Expense 2 3 122 Q1'14 Q1'15 Excl. One-offs Q1'15 As Reported Other Expense 75 (27) Q1'14 Q1'15 As Reported Net Income - Owners

Q1 Income Statement 12 Note: - $/€ FX daily average: 1.13 in Q1’15; 1.37 in Q1’14 € M except EPS % Constant Currency Income Statement Q1'15 Q1'14 Change Q1'15 % Chg. Service Revenues 756 729 4% 705 -3% Product Sales 52 52 1% 47 -9% Revenues 808 781 3% 752 -4% EBITDA 296 296 0% 281 -5% Operating Income 149 181 -17% 150 -17% Interest Expense, Net (81) (40) Foreign Exchange 9 (1) Other (121) (2) Financial Charges, Net (193) (43) Income Before Tax (44) 138 n.m. Net Income (24) 82 n.m. Net Income - Owners (27) 75 n.m. Diluted EPS (0.16) 0.43 n.m.

Net Financial Position (“NFP”) 13 (1) Excludes impact of IGT related restructuring costs (2) Excludes impact of IGT related interest expense (1) Exit Rights 378 Hybrid 68 Take Out Fee 65 Interest Exp. 26 Restructuring 11 Dividend Adj. (15) FX Contract (12) Bridge Fees 3 (2) € M

Integration Update 14 $230 million in cost synergies on track Expect to achieve two-thirds of savings by the end of year one on annualized basis Second quarter results to reflect combined entity New organizational structure Reporting in US dollars Alignment of fiscal reporting calendars U.S. GAAP

Q&A

Appendix

Q1 Impact of One-off Items 17 € M NFP Q1'15 Q1'14 Change Q1'15 Q1'14 Change 3/31/15 As Reported 149 181 (32) (27) 75 (102) 3,158 IGT Acquisition Items: Transaction Costs 10 - 10 10 - 10 - Transaction Related Restructuring Costs 11 - 11 11 - 11 (11) Bridge Loan Termination 49 - 49 (3) Hybrid Tender Premium 70 - 70 (68) Interest Expense 41 - 41 (26) FX Gain on Forward Contract (12) - (12) 12 Take Out Fee (65) Cash Exit Rights (378) Dividend Liability Adjustment 15 Income Taxes: Impact of Above Items (37) - (37) FX Impact on Debt (71) As Adjusted 170 181 (11) 105 75 30 2,563 Operating Income Net Income - Owners

Pro-Forma EPS 18 € M except EPS Pro-Forma EPS Q1'15 Q1'14 Net Income - Owners (Reported) (27) 75 Pro-Forma Adjustments: GTECH Purchase Price Accounting 13 12 FX Gain on Forward Contract (12) - Restructuring 13 3 IGT Acquisition Impact 170 - Other - Net 1 - Total 185 15 Income Tax Effect of Adjustments (43) (5) Net Income - Owners (Pro-Forma) 115 85 Diluted EPS: Pro-Forma 0.67 0.49 Diluted EPS: Reported (0.16) 0.43

Q1 Revenues - Americas 19 € M Q1'15 Q1'14 € Change % Change Service Revenues Lottery Same-Store Revenues 140 133 7 4.9% Wins 3 - 3 - Gaming & Other 50 46 4 4.6% Sub-Total 193 179 14 6.6% Lottery Management Services 27 32 (5) -15.2% FX Impact 47 - 47 - Total Service Revenues 267 211 56 25.7% Product Sales Revenues Lottery 4 12 (8) -63.3% Gaming & Other 26 21 5 23.8% Sub-Total 30 33 (3) -7.4% FX Impact 4 - 4 - Total Product Sales Revenues 34 33 1 4.0% Total Americas Revenues 301 244 57 22.8%

Q1 Revenues - International 20 € M Q1'15 Q1'14 € Change % Change Service Revenues Lottery Same-Store Revenues 25 22 3 11.4% Wins - - - - Gaming & Other 32 36 (4) -9.8% Sub-Total 57 58 (1) -1.6% FX Impact 3 - 3 - Total Service Revenues 60 58 2 4.1% Product Sales Revenues Lottery 6 3 3 101.8% Gaming & Other 10 15 (5) -35.9% Sub-Total 16 18 (2) -11.6% FX Impact 1 - 1 - Total Product Sales Revenues 17 18 (1) -4.8% Total International Revenues 77 76 1 2.0%

Balance Sheet 21 € M Balance Sheet 3/31/15 12/31/14 Non-Current Assets 2,369 2,283 Goodwill 3,732 3,402 Net Working Capital/Other (357) (482) Net Invested Capital 5,744 5,203 Shareholders' Equity 2,586 2,618 Net Financial Position 3,158 2,585 Shareholders' Equity and NFP 5,744 5,203

Q1 Cash Flow Statement 22 € M Cash Flow Q1'15 Q1'14 Net Cash Flows from Operating Activities 158 163 Capex and Acquisitions (65) (68) Debt Proceeds/(Repayment), Net 320 (1) Interest Paid, Net (107) (108) Dividends Paid (115) - Non-Controlling Interests/Other (212) (145) Net Cash Flows Used in Investing/Financing (179) (322) Net Cash Flow (21) (159) Effect of Exchange Rates/Other 15 (4) Net Change in Cash (6) (163) Cash at End of the Period 255 256

Q1 Capex 23 € M

Q1 Financial Charges, Net 24 € M Financial Charges, Net Q1'15 Q1'14 Change Interest and Other Income, Net (121) (1) (120) Foreign Exchange, Net Cash Foreign Exchange (2) - (2) Non-Cash Foreign Exchange 11 (1) 12 Total Foreign Exchange, Net 9 (1) 10 Interest Expense Senior Notes (32) - (32) Bridge Facility (17) - (17) 2010 Notes (Due 2018) (9) (7) (2) Revolving Credit Facilities (9) - (9) 2012 Notes (Due 2020) (6) (5) (1) Capital Securities (5) (16) 11 €800M Term Loan (2) - (2) 2009 Notes (Due 2016) - (9) 9 Facilities - (2) 2 Other (1) (2) 1 Total Interest Expense (81) (41) (40) Total Financial Charges, Net (193) (43) (150)

Q1 Segment Information 25 € M Revenues Q1'15 % of Total Q1'14 % of Total Americas 301 37% 244 31% International 77 10% 76 10% Italy 430 53% 461 59% Sub-Total 808 100% 781 100% Purchase Accounting - 0% - 0% Total 808 100% 781 100% Operating Income Q1'15 % of Total Q1'14 % of Total Americas 46 31% 31 18% International 13 8% 15 8% Italy 140 94% 158 87% Sub-Total 199 133% 204 113% Corporate Support (35) -23% (10) -6% Purchase Accounting (15) -10% (13) -7% Total 149 100% 181 100%